                            ADMINISTRATION AGREEMENT
                                    BETWEEN
                       FIDELITY ADVISOR KOREA FUND, INC.
                                      AND
                              FIDELITY SERVICE CO.

     AGREEMENT dated as of this 25th day of October, 1994 between Fidelity Advisor Korea Fund, Inc., a Maryland corporation (the "Fund"), and FMR Corp., a Massachusetts corporation, acting through its Fidelity Service Co. (the "Administrator") division.

     WHEREAS, the Fund wishes to employ the services of the Administrator, with such assistance from the Administrator's affiliated companies as the latter may provide; and

     WHEREAS, the Administrator wishes to provide such services under the conditions set forth below.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Fund and the Administrator agree as follows:

     1. APPOINTMENT. The Fund hereby appoints and employs the Administrator and the Administrator accepts the appointment as agent to perform the services described herein.

     2. FUND ADMINISTRATION. Subject to the direction and control of the Board of Directors of the Fund, the Administrator shall assist in supervising aspects of the Fund's operation not otherwise supervised by the Fund's investment manager, investment adviser, sub-investment adviser, transfer agent, custodian, auditors, counsel or other agents.

     To the extent not otherwise the responsibility of, or provided by, the Fund or other agents of the Fund, the Administrator shall provide: (i) office space, equipment and facilities (which may be the Administrator's or its affiliates) for performing administrative services hereunder; (ii) non-investment related statistical and research data and such other reports, evaluations, and information as the Fund may request from time to time; (iii) internal clerical and accounting services; and (iv) stationery and office supplies. The Administrator shall prepare: (i) to the extent requested by the Fund, the Fund's Prospectus and Annual and Semi-Annual Reports to Shareholders; (ii) for execution and filing all federal and state tax returns and required filings with the Securities and Exchange Commission and state Blue Sky authorities; and (iii) applications and filings in connection with required fidelity bonds and other insurances, including directors' and officers' insurance, as requested by the Fund. The Administrator shall also: (i) keep and maintain the financial accounts and records of the Fund; and (ii) generally assist as requested from time to time by the Funds' investment manager, in other aspects of the Fund's operations, as appropriate, including monitoring performance of the Fund's other agents.

     In compliance with requirements of Rule 31a-3 under the Investment Company Act of 1940 (the "1940 Act"), the Administrator hereby agrees that all records which it maintains with respect to the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records subject to Rule 31a-1 under the 1940 Act that are maintained by the Administrator.

     3. FUND ACCOUNTING: SECURITIES LENDING, AND TRADING DESK SERVICES. The Administrator shall perform the obligations and the services set forth in the attached schedules upon the terms and conditions hereinafter set forth. The Administrator shall be responsible for performing as agent, as of the date of this Agreement, the services described in the following schedules attached hereto and made a part hereof, as said schedules may be amended from time to time:

     Schedule A: Agent for pricing and bookkeeping.

     Schedule B: Agent for securities lending transactions.

     Schedule C: Agent for portfolio executions.

     Operating procedures and standards to be followed for each function may be established from time to time by agreement between the Fund and the Administrator. The above schedules may be amended or deleted, or additional schedules may be included, as deemed necessary from time to time by agreement between the Fund and the Administrator. Deletion of any schedule shall be in accordance with the termination provisions of Paragraph 13 of this Agreement. Each schedule and any amendments thereto shall be dated and signed by the parties to this Agreement.

     4. AUDITS, INSPECTIONS AND VISITS. The Administrator shall make available during regular business hours all records and other data created and maintained hereunder for reasonable audit and inspection by the Fund, any agent or person designated by the Fund, or any regulatory agency having authority over the Fund. Upon reasonable notice by the Fund, the Administrator shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visits by the Fund, any agent or person designated by the Fund, or any regulatory agency having authority over the Fund.

     5. APPOINTMENT OF AGENTS. The Administrator, at its expense, may at any time or times in its discretion appoint (and may at any time remove) one or more other parties as Agent to perform any or all of the services specified hereunder and to carry out such provisions of this Agreement as the Administrator may from time to time direct; provided, however, that the appointment of any such Agent shall not relieve the Administrator of any of its responsibilities or liabilities hereunder.

     6. USE OF THE ADMINISTRATOR'S NAME. The Fund shall not use the name of the Administrator in any Prospectus, sales literature or other material relating to the Fund in a manner not consented to prior to use; provided, however, that the Administrator shall approve all uses of its name which merely refer in accurate terms to its appointments, duties or fees hereunder or which are required by the Securities and Exchange Commission or a state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

     7. USE OF FUND'S NAME. The Administrator shall not use the name of the Fund or material relating to the Fund on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not consented to prior to use, provided, however, that the Fund shall approve all uses of its name which merely refer in accurate terms to the appointment of the Administrator hereunder or which are required by the Securities and Exchange Commission or a state securities commission; and further, provided that in no event shall such approval be unreasonably withheld.

     8. SECURITY. The Administrator represents and warrants that, to the best of its knowledge, the various procedures and systems which the Administrator has implemented with regard to the safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hours a day restricted access) of the Fund's blank checks, certificates, records and other data and the Administrator's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate, and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The Administrator shall review such systems and procedures on a periodic basis and the Fund shall have access to review these systems and procedures.

     9. INSURANCE. The Administrator shall maintain or shall arrange for its agents to maintain insurance of the types and in the amounts deemed by it to be appropriate and shall notify the Fund should any of its insurance coverage be changed for any reason. Such notification shall include the date of change and the reason or reasons therefor. The Administrator shall notify the Fund of any material claims against the Administrator, whether or not they may be covered by insurance, and shall notify the Fund from time to time as may be appropriate of the total outstanding claims made by the Administrator under its insurance coverage. Nothing in this Agreement shall be construed to relieve an insurer of any obligation to pay claims to the Fund, the Administrator its agents or other insured party which would otherwise be a covered claim in the absence of any provision of this Agreement.

     10. INDEMNIFICATION.

          A. The Fund shall indemnify and hold the Administrator harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from:

             (1) any claim, demand, action or suit brought by any person other than the Fund, including by a shareholder, which names the Administrator or its agents and/or the Fund as a party and is not based on and does not result from the Administrator's willful misfeasance, bad faith or negligence or reckless disregard of duties of the Administrator or its agents, and arises out of or in connection with the performance hereunder; or

             (2) any claim, demand, action or suit (except to the extent contributed to by the Administrator's willful misfeasance, bad faith or negligence or reckless disregard of duties) which results from the negligence of the Fund, or from the Administrator's acting upon any instruction(s) reasonably believed by it to have been executed or communicated by any person duly authorized by the Fund, or as a result of the Administrator's acting in reliance upon advice reasonably believed by the Administrator or its agents to have been given by counsel for the Fund, or as a result of the Administrator's or its agents acting in reliance upon any instrument or stock certificate reasonably believed by it to have been genuine and signed, countersigned or executed by the proper person.

          B. The Administrator shall indemnity and hold the Fund harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsels fees and expenses) resulting from any claim, demand, action or suit brought by any person other than the Administrator, which names the Fund and/or the Administrator as a party and is based upon and arises out of the Administrator's willful misfeasance, bad faith or negligence or reckless disregard of duties in connection with its performance hereunder.

     In the event that either party requests the other to indemnify or hold it harmless hereunder, the party requesting indemnification (the "Indemnified Party") shall inform the other party (the "Indemnifying Party") of the relevant facts known to the Indemnified Party concerning the matter in question. The Indemnified Party shall use reasonable care to identify and promptly to notify the Indemnifying Party concerning any matter which presents, or appears likely to present, a claim for indemnification. The Indemnifying Party shall have the election of defending the Indemnified Party against any claim which may be the subject of indemnification or of holding the Indemnified Party harmless hereunder. In the event the Indemnifying Party so elects, it will so notify the Indemnified Party and thereupon the Indemnifying Party shall take over defense of the claim and, if so requested by the Indemnifying Party, the Indemnified Party shall incur no further legal or other expenses related thereto for which it shall be entitled to indemnity or to being held harmless hereunder; provided, however, that nothing herein shall prevent the Indemnified Party from retaining counsel at its own expense to defend any claim. Except with the Indemnifying Party's prior written consent, the Indemnified Party shall in no event confess any claim or make any compromise in any matter in which the Indemnifying Party will be asked to indemnify or hold the Indemnified Party harmless hereunder.

     11. ACTS OF GOD, ETC. The Administrator shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication equipment of common carriers or power supply. In the event of equipment breakdowns beyond its control, the Administrator shall, at no additional expense to the Fund, take reasonable steps to minimize the service interruptions and mitigate their effects but shall have no liability with respect thereto. The Administrator shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment.

     12. AMENDMENTS. The Administrator and the Fund shall regularly consult with each other regarding the Administrator's performance of its obligations and its compensation hereunder. In connection therewith, the fund shall submit to the Administrator at a reasonable time in advance of filing with the Securities and Exchange Commission copies of any amended or supplemented registration statements (including exhibits) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and, a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or the services offered by the fund. Any change in such material which would require any change in the Administrator's obligations hereunder shall be subject to the Administrator's approval, which shall not be unreasonably withheld. In the event that a change in such documents or in the procedures contained therein materially increases the cost to the Administrator of performing its obligations hereunder, the Administrator shall be entitled to receive reasonable compensation therefor.

     13. DURATION, TERMINATION, ETC. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     This Agreement shall continue in effect until          , 1995 and
indefinitely thereafter so long as such continuance is approved at least annually by vote of the Fund's Board of Directors; provided, however, that this Agreement may be terminated at any time by six months' written notice given by the Administrator to the Fund or six months' written notice given by the Fund to the Administrator; and provided further that this Agreement may be terminated immediately at any time for cause either by the Fund or by the Administrator in the event that such cause remains unremedied for a reasonable period of time not to exceed ninety days after receipt of written specification of such cause. Any such termination shall not affect the rights and obligations of the parties under paragraph 10 hereof.

     Upon the termination hereof, the Fund shall pay to the Administrator such compensation as may be due for the period prior to the date of such termination. In the event that the Fund designates a successor to any of the Administrator's obligations hereunder, the Administrator shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by the Administrator hereunder. To the extent that the Administrator incurs expenses related to a transfer of responsibilities to a successor, the Administrator shall be entitled to be reimbursed for such expenses, including any out-of-pocket expenses reasonably incurred by the Administrator in connection with the transfer.

     14. FEES. As compensation for the services, facilities and personnel which the Administrator is to provide or cause to be provided, the Fund shall, beginning with its commencement of operations, pay to the Administrator an annual fee, which shall be computed and accrued daily and paid in arrears on the first business day of every month, at the annual rate of .20% of the average net assets of the Fund.

     For the purpose of determining fees payable to the Administrator, the value of the net assets of the Fund shall be computed in the manner described in the Fund's Prospectus. The fee for any partial month under this Agreement shall be calculated on a proportional basis.

     The services of the Administrator provided hereunder are not to be deemed exclusive and the Administrator shall be free to render similar services to others and engage in other activities. The Administrator or its affiliates shall be free to enter other agreements with the Fund for providing additional services to the Fund which are not covered by this Agreement, and to receive additional compensation for such services.

     15. EXPENSES. The Administrator shall bear all expenses in connection with its performance of services hereunder. The Fund will pay, or contract with persons not parties to this Agreement to pay for, all its expenses other than those expressly stated to be payable by the Administrator hereunder, which expenses payable by the Fund shall include, without limitation, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Fund's Directors other than those who are "interested" persons of the Fund, the Investment Manager, or the Administrator; (iv) legal and audit expenses (other than services provided by the Administrator); (v) custodian, pricing and bookkeeping, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualifications of the Fund's shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Fund; (viii) all other expenses incidental to holding meetings of the Fund's shareholders, including proxy solicitations therefor; (ix) expenses of typesetting Prospectuses and supplements thereto; (x) expenses of printing and mailing any notice to existing shareholders; (xi) 50% of the insurance premiums for fidelity bonds and other coverage to the extent approved by the Board of Directors; (xii) association membership dues authorized by the Board of Directors; and (xiii) such nonrecurring or extraordinary expenses as may arise, including those relating to actions, suits, or proceedings to which the Fund is a party or to which the Fund's assets are subject and the legal obligation which the Fund may have to indemnify the Fund's Directors and officers with respect thereto.

     The Administrator has no obligation to reimburse the Fund for (or to have deducted from its fees) any Fund expense in excess of expense limitations, if any, imposed by state securities authorities having jurisdiction over the Fund.

     16. PROPRIETARY AND CONFIDENTIAL INFORMATION. Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be reasonably withheld and may not be withheld and will be deemed granted where Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund. The Fund agrees that any information obtained by the Administrator, or an affiliate, independently and not from the Fund, shall not be deemed to be confidential and proprietary.

     17. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                          FIDELITY SERVICE CO., A DIVISION OF
                                          FMR CORP.

                                          By:    /s/  FREDERICK S. KNAPP
                                             -----------------------------------
                                             Title:

                                          FIDELITY ADVISOR KOREA FUND, INC.

                                          By:      /s/  GARY L. FRENCH
                                             -----------------------------------
                                             Title: Treasurer

                                                         Dated: October 24, 1994

                 FIDELITY ADVISOR KOREA FUND, INC. (the "Fund")

SCHEDULE A:  AGENT TO PERFORM PORTFOLIO PRICING AND BOOKKEEPING

     I. SERVICES TO BE PERFORMED. Fidelity Services Company (the "Administrator") appoints Fidelity Accounting and Custody Services (FACS) to be responsible for:

     A. Accounting and relating to the Fund and portfolio transactions of the Fund.

     B. The determination of net asset value per share of the outstanding shares of the Fund and the offering price, if any, at which shares are to be sold, at the times and in the manner described in the Articles of Incorporation as it may be amended from time to time, and the Prospectus of the Fund (pricing).

     C.   The determination of distributions, if any.

     D. The timely communication of information determined in B and C above, to the person or persons designated by the Fund.

     E.   Maintaining the books of account of the Fund.

     F. In conjunction with the Custodian, receiving information and keeping records about all corporate actions, including, but not limited to, cash and stock distributions or dividends, stock splits and reverse stock splits, taken by companies whose securities are held by the Fund.

     G. Monitoring foreign corporate actions and foreign trades and entering orders to convert foreign currency or establish contracts for future settlement of foreign currency.

     H. Processing and monitoring the settlement of Variable Rate Demand Notes and GNMA's.

     I.   Monitoring and accounting for futures and options.

     II. COMPENSATION. For the performance of its obligations hereunder, the Fund Manager shall pay FACS an annual fee based on average daily net assets for each month. The fee schedule is as follows:

                          FUND'S AVERAGE DAILY NET ASSETS                 FEE RATE
            -----------------------------------------------------------   --------
            $500 million and under.....................................    .06%
            Over $500 million..........................................    .03%

provided, however, that the minimum total annual fee payable by the Administrator shall be $45,000 and the maximum total annual fee payable by the Administrator shall be $750,000. FACS shall be reimbursed by the Administrator for out-of-pocket expenses for pricing, dividend and interest quotation services and related communications and telephone charges.

                                          FIDELITY SERVICE COMPANY
                                          A DIVISION OF FMR CORP.

                                          By: /s/  FREDERICK J. KNAPP
                                             -----------------------------------
                                             Name: F.J. Knapp
                                             Title:  President

                                          FIDELITY ACCOUNTING AND CUSTODY
                                          SERVICES

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          FIDELITY ADVISOR KOREA FUND, INC.

                                          By: /s/  GARY L. FRENCH
                                             -----------------------------------
                                             Name: Gary L. French
                                             Title:  Treasurer

                                                         Dated: October 24, 1994

                       FIDELITY ADVISOR KOREA FUND, INC.

SCHEDULE B:  AGENT FOR SECURITIES LENDING TRANSACTIONS

     I. SERVICES TO BE PERFORMED. FACS shall be responsible for administering a program of securities lending from the Fund's portfolio by:

     A. Carrying out security loan transactions between approved borrowers and the Fund, including assisting the Custodian in receiving and returning collateral for loans.

     B.   Marking to market loans outstanding each day.

     C. Ensuring that the value of collateral for loans is 100% or more of loaned securities at market price and issuing demands for additional collateral should the percentage fall below 100%.

     The details of operating standards and procedures to be followed shall be established from time to time by agreement between the Administrator and the Fund and shall be expressed in a procedures manual maintained by Service.

     II. COMPENSATION. For the performance of its obligations hereunder, the Administrator shall pay FACS according to the following:

            Opening a loan...............................................    $15
            Closing a loan...............................................    $15
            Daily market to market of collateral.........................    $ 5

                                          FIDELITY SERVICE COMPANY
                                          A DIVISION OF FMR CORP.

                                          By:
                                             -----------------------------------
                                             Treasurer

                                          FIDELITY ACCOUNTING AND CUSTODY
                                          SERVICES

                                          By:
                                             -----------------------------------

                                          FIDELITY ADVISOR KOREA FUND, INC.

                                          By:
                                             -----------------------------------
                                             Treasurer